CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use of our Report of Independent Registered Public Accounting Firm dated February 11, 2005, covering the consolidated financial statements of Neomedia Technologies, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003 in Amendment No. 6 to the registration statement on Form S-4 to be filed with the Commission on or about January 20, 2006.





We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.




/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
January 19, 2006